MuniMae Announces Steps to Mitigate Interest Rate Risk, Generate Cash and Improve Stock Liquidity

BALTIMORE, July 3, 2013 /PRNewswire/ -- Municipal Mortgage & Equity, LLC (OTC: MMAB) ("MuniMae" or the "Company") announced it has today completed a transaction which had the effect of selling the Company's fixed rate performing multifamily bond portfolio and relieving the Company of the associated debt and preferred equity obligations. The effective price for the $849 million portfolio was equal to fair value at June 30, 2013 and 101% of par, and, in addition to eliminating $799 million of debt and preferred equity obligations, the Company received $79 million in cash. Concurrently with this press release, the Company also filed a current report on Form 8-K providing more details on this transaction.

The Company also announced that it intends to convert to a corporation for federal income tax purposes and that it intends to expand its current share buyback plan.

"We believe the steps we have announced today are important for our company and our shareholders for several reasons," said Michael Falcone, MuniMae's Chief Executive Officer. "We have disclosed for some time that we were concerned about rising interest rates, and this transaction greatly reduces our exposure to rising rates. For a variety of reasons, the buyer is currently better able than we are to own and manage these assets in both a rising and a volatile interest rate environment. We have retained the participating and defaulted bonds because we believe that with these bonds the benefits of our intensive asset management will more than offset the risks associated with rising rates. We believe there are attractive opportunities to redeploy the capital we have generated, such as buying back more of our outstanding debt, reinvesting in our real estate asset management business or purchasing shares under an expanded share buyback plan."

On July 5, 2013 the Company plans to convert from a publicly traded partnership to a corporation for tax purposes. Upon conversion, the Company will no longer pass through its income to shareholders and will no longer issue tax reports on Schedule K-1 for tax years following the conversion date. Instead, the Company will be directly liable for federal, state and local income taxes. Falcone added, "The anticipated switch to corporation status for tax purposes should allow for a wider group of investors to own our stock without the reporting burden associated with publicly-traded-partnerships. This change, combined with the expansion of our stock repurchase plan, which we expect will be effective in mid August, should provide increased liquidity in our stock." Shareholders will receive a final Schedule K-1 for the short-year January 1, 2013 through July 4, 2013, including potential capital gains from the transaction involving the Company's fixed rate performing multifamily bond portfolio described above.

The Company will host a conference call on Tuesday July 9, 2013 at 4:30 p.m. ET to provide a business update and discuss further the developments announced today.

The conference call will be webcast. All interested parties are welcome to join the live webcast, which can be accessed through the Company's web site at www.munimae.com, under Investor Relations. Participants may also join the conference call by dialing toll free 1-800-860-2442, 1-866-605-3852 for Canadian participants or 1-412-858-4600 for international participants.

An archived replay of the event will be available one hour after the event through 9:00 a.m. on July 17, 2013, toll free at 1-877-344-7529, or 1-412-317-0088 for international participants (Passcode: 10030954). The conference call transcript will also be archived on our website.

Cautionary Statement Regarding Forward-Looking Statements

This Release contains forward-looking statements intended to qualify for the safe harbor contained in Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements often include words such as "may," "will," "should," "anticipate," "estimate," "expect," "project," "intend," "plan," "believe," "seek," "would," "could," and similar words or are made in connection with discussions of future operating or financial performance.

Forward-looking statements reflect our management's expectations at the date of this Release regarding future conditions, events or results. They are not guarantees of future performance. By their nature, forward-looking statements are subject to risks and uncertainties. Our actual results and financial condition may differ materially from what is anticipated in the forward-looking statements. There are many factors that could cause actual conditions, events or results to differ from those anticipated by the forward-looking statements contained in this Release. These factors include changes in market conditions that affect the willingness of potential investors or lenders to provide us with debt or equity, changes in market conditions that affect the value or marketability of assets we own, changes in market conditions or other factors that affect our access to cash that we may need to meet our commitments to other persons, changes in interest rates or other conditions that affect the value of mortgage loans we have made, changes in interest rates that affect our cost of funds, tax laws, environmental laws or other conditions that affect the value of the real estate underlying mortgage loans we own, and changes in tax laws or other things beyond our control that affect the tax benefits available to us and our investors. Readers are cautioned not to place undue reliance on forward-looking statements. We have not undertaken to update any forward-looking statements in this Release.

MUNIMAE: INTEGRITY. INNOVATION. SERVICE.
www.MuniMae.com

CONTACT: MuniMae, Brooks Martin, Investor Relations, 855-650-6932